Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated January 25, 2022, except for Note 15 which is dated March 22, 2022 with respect to our audits of the consolidated financial statements of Treasure Global Inc. for the years ended June 30, 2021 and 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

June 6, 2022